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Exhibit 99.1(b)

Certification of Chief Financial Officer

        Pursuant to 18 U.S.C. §1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned chief financial officer of Atchison Casting Corporation (the "Company") hereby certify that, to my knowledge:

            (i)  the accompanying Annual Report on Form 10-K of the Company for the fiscal year ended June 30, 2002 (the "Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, except that the consolidated financial statements of the Company and its subsidiaries as of June 30, 2001 and for each of the years in the two year period ended June 30, 2001 are not audited and a consent related to audited consolidated financial statements for those periods was not filed as Exhibit 23 to the Report; and

          (ii)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 16, 2002	/s/ KEVIN T. MCDERMED Kevin T. McDermed Chief Financial Officer

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Certification of Chief Financial Officer